UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2007

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	33-25350-FW (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 138 7113 6999

United National Film Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 5, 2007, the Board of Directors of Wuhan General Group (China), Inc. (the “Company”) elected to continue the existing relationship of our new subsidiary Universe Faith Group Limited (“UFG”) with Samuel H. Wong & Co. LLP, Certified Public Accountants, and appointed Samuel H. Wong & Co. as the Company’s independent auditor. The decision to appoint Samuel H. Wong & Co. was approved by our Board of Directors. Prior to engaging the new accountant, the Company did not consult with Samuel H. Wong & Co. regarding (i) the application of accounting principles to any completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto, or a reportable event, as set forth in Item 304(a)(1)(iv) of Regulation S-B.

In conjunction with the engagement of Samuel H. Wong & Co., our Board of Directors dismissed S.W. Hatfield, CPA as our independent auditor on March 5, 2007.

Hatfield’s opinion with regard to our audited financial statements for the fiscal year ended June 30, 2006 contained a qualified opinion expressing substantial doubt about the ability of the Company to continue as a going concern. Except as set forth above, no accountant’s report issued by Hatfield on the Company’s financial statements contained an adverse opinion or a disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv) of Regulation S-B.

We provided a copy of the foregoing disclosure to Hatfield prior to the date of the filing of this report and requested that Hatfield furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2007, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada solely to change its corporate name from “United National Film Corporation” to “Wuhan General Group (China), Inc.” The name change will become effective on March 13, 2007. Except for the name change, the Certificate of Amendment to Articles of Incorporation did not alter any other provision of our Articles of Incorporation. The name change resulted from the completion on February 7, 2007 of a share exchange among the Company, UFG and Fame Good International Limited. A copy of the Certificate of Amendment to the Articles of Incorporation is filed as Exhibit 3.1 to this Form 8-K.

Simultaneously with the Company’s name change, our By-Laws were amended and restated to reflect our new name. A copy of our Amended and Restated By-Laws (as amended through March 8, 2007) is filed as Exhibit 3.2 to this Form 8-K.

As previously disclosed, the share exchange is being accounted for as a reverse acquisition because the sole stockholder of UFG prior to the share exchange owned a majority of our common stock immediately following the share exchange. Thus, for accounting purposes, UFG is treated as the acquiring entity. To reflect this accounting treatment, on March 5, 2007, our Board of Directors changed the Company’s fiscal year end from June 30 to December 31 (the fiscal year end of UFG). The Company expects that the next periodic report it will file will be its Quarterly Report on Form 10-QSB for the quarter ending March 31, 2007. No transition report is required.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation, dated March 8, 2007.

Exhibit 3.2	Amended and Restated By-Laws (as amended through March 8, 2007).

Exhibit 16.1	Letter from S.W. Hatfield, CPA to the Securities and Exchange Commission, dated March 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: March 8, 2007

By:	/s/ Xu Jie
Name: Xu Jie
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, dated March 8, 2007.

3.2	Amended and Restated By-Laws (as amended through March 8, 2007).

16.1	Letter from S.W. Hatfield, CPA to the Securities and Exchange Commission, dated March 5, 2007.